Exhibit 99.1

ARTESYN EMBEDDED TECHNOLOGIES, INC.  AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2018 and 2017

and for the years ended December 31, 2018, 2017 and 2016

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2018 and 2017

and for the years ended December 31, 2018, 2017 and 2016

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Management of
Artesyn Embedded Technologies, Inc. and subsidiaries

We have audited the accompanying consolidated financial statements of Artesyn Embedded Technologies, Inc. and subsidiaries, which comprise the consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of operations, comprehensive loss, shareholder’s (deficit) equity and cash flows for each of the three years in the period ended December 31, 2018, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Artesyn Embedded Technologies, Inc. and subsidiaries at December 31, 2018 and 2017, and the consolidated results of their operations and their cash flows for the three years in the period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

/s/Ernst & Young

Phoenix, Arizona

March 27, 2019

except with respect to the effects of accounting standard updates adopted as discussed in Note 1 and the effects of the discontinued operations discussed in Note 2, as to which the date is

November 21, 2019

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share amounts)

	December 31,
ASSETS	2018	2017
Current assets
Cash and cash equivalents	$10,862	$19,610
Trade receivables, less allowances of $1,436 and $1,223 in 2018 and 2017, respectively	237,894	197,566
Inventories	182,908	159,798
Prepaid expenses and other current assets	25,736	26,337
Current assets held for sale	78,026	35,691
Total current assets	535,426	439,002
Property, plant and equipment, net	95,165	76,171
Goodwill	8,552	8,552
Intangible assets, net	27,774	34,234
Other assets	11,368	10,272
Other long-term assets held for sale	-	45,246
Total assets	$678,285	$613,477
LIABILITIES AND SHAREHOLDER'S (DEFICIT) EQUITY
Current liabilities
Senior secured notes, net	$228,252	$-
Revolving credit facilities	77,674	34,791
Trade accounts payable	231,498	193,500
Accrued expenses	34,955	38,691
Accrued employee related benefits	38,161	31,720
Income taxes payable	1,036	4,676
Current liabilities held for sale	18,189	21,275
Total current liabilities	629,765	324,653
Senior secured notes, net	-	225,601
Pension liabilities	37,380	38,943
Deferred income taxes	12,961	12,038
Other liabilities	16,703	6,956
Other long-term liabilities held for sale	-	1,049
Total liabilities	696,809	609,240
Shareholder's (deficit) equity
Common stock: $0.01 par value, 1,000 shares authorized, 100 shares issued and outstanding at December 31, 2018 and 2017	-	-
Additional paid-in capital	106,592	106,592
Accumulated deficit	(124,186)	(100,295)
Accumulated other comprehensive loss	(930)	(2,060)
Total shareholder's (deficit) equity	(18,524)	4,237
Total liabilities and shareholder's (deficit) equity	$678,285	$613,477

See accompanying Notes to the Consolidated Financial Statements.

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands)

	Years ended December 31,
	2018	2017	2016

Net sales	$1,032,976	$915,209	$920,888
Cost of sales	880,096	757,757	749,226
Gross profit	152,880	157,452	171,662
Operating expenses	143,842	155,872	158,264
Restructuring expense	7,528	20,625	10,538
Operating income (loss)	1,510	(19,045)	2,860
Other expense (income)
Interest expense, net	29,258	27,017	27,147
Other income, net	(7,516)	(19,771)	(19,928)
Loss from continuing operations before income taxes	(20,232)	(26,291)	(4,359)
Income tax provision	7,828	14,072	11,356
Loss from continuing operations	$(28,060)	$(40,363)	$(15,715)

Discontinued operations (Note 2)
Income (loss) from discontinued operations before income taxes	4,306	(8,145)	(6,992)
Income tax provision	137	526	967
Income (loss) from discontinued operations	$4,169	$(8,671)	$(7,959)
Net Loss	$(23,891)	$(49,034)	$(23,674)

See accompanying Notes to the Consolidated Financial Statements.

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE LOSS

(Dollars in thousands)

	Years ended December 31,
	2018	2017	2016

Loss from continuing operations	$(28,060)	$(40,363)	$(15,715)
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	(83)	55	(61)
Defined benefit pension and post-employment plans:
Actuarial gain (loss) arising during the period, net of tax of $0 for all years	1,708	(898)	763
Amortization of unrecognized amounts included in net periodic benefit costs, net of tax of $0 for all years	(495)	47	(208)
Other comprehensive income (loss)	1,130	(796)	494
Total comprehensive loss	$(26,930)	$(41,159)	$(15,221)

See accompanying Notes to the Consolidated Financial Statements.

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDER’S (DEFICIT) EQUITY

(Dollars in thousands, except per share amounts)

					Accumulated
			Additional		other	Total
	Shares	Common	paid-in	Accumulated	comprehensive	shareholder's
	issued	stock	capital	deficit	loss	equity (deficit)

Balance at January 1, 2016	100	$-	$106,592	$(27,587)	$(1,758)	$77,247

Net loss	-	-	-	(23,674)	-	(23,674)
Other comprehensive income	-	-	-	-	494	494
Balance at December 31, 2016	100	$-	$106,592	$(51,261)	$(1,264)	$54,067

Net loss	-	-	-	(49,034)	-	(49,034)
Other comprehensive loss	-	-	-	-	(796)	(796)
Balance at December 31, 2017	100	$-	$106,592	$(100,295)	$(2,060)	$4,237

Net loss	-	-	-	(23,891)	-	(23,891)
Other comprehensive income	-	-	-	-	1,130	1,130
Balance at December 31, 2018	100	$-	$106,592	$(124,186)	$(930)	$(18,524)

See accompanying Notes to the Consolidated Financial Statements.

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (Dollars  in thousands)

	Years ended December 31,
	2018	2017	2016
Operating activities
Net loss from continuing operations	$(28,060)	$(40,363)	$(15,715)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	30,449	30,397	32,407
Intangible amortization	6,460	6,604	6,604
Amortization of financing fees	2,937	2,395	2,916
Gain on sale of Senior Secured Notes, net of deferred financing fee write off	-	-	(760)
(Gain) loss on sale of assets	(167)	360	206
Provision for deferred income taxes	(412)	4,771	1,721
Changes in operating assets and liabilities
Trade receivables	(40,327)	(34,972)	12,749
Inventories	(23,109)	(8,906)	(3,645)
Other current assets	2,493	2,583	(6,683)
Trade accounts payable	32,375	48,047	(41,375)
Accrued expenses	2,704	1,833	1,604
Other assets and liabilities	10,709	4,624	(8,876)
Income taxes	(4,030)	(1,095)	(1,246)

Net cash (used in) provided by operating activities	(7,978)	16,278	(20,093)

Investing activities
Capital expenditures	(43,975)	(27,000)	(27,982)
Proceeds from disposition of property, plant and equipment	322	443	224

Net cash used in investing activities	(43,653)	(26,557)	(27,758)

Financing activities
Borrowings from credit facility	1,120,003	624,723	777,327
Payments on credit facility	(1,077,120)	(613,088)	(754,171)
Repurchase of Senior Secured Notes	-	-	(5,872)

Net cash provided by financing activities	42,883	11,635	17,284

(Decrease) increase in cash and cash equivalents	(8,748)	1,356	(30,567)
Beginning cash and equivalents	19,610	18,254	48,821
Ending cash and equivalents	$10,862	$19,610	$18,254

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$26,377	$24,505	$24,203
Cash paid for income tax	7,141	8,501	16,628

See accompanying Notes to the Consolidated Financial Statements.

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

1     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Artesyn Embedded Technologies, Inc. (‘Artesyn’) together with its subsidiaries (collectively, the ‘Company’) provides power conversion and embedded computing technologies and solutions for applications in a broad range of markets including communications, data center, industrial automation, medical, consumer and military/aerospace. The Company is headquartered in Tempe, Arizona and has engineering centers primarily in North America and Asia, and manufacturing locations in Asia (China and the Philippines).

The Company is comprised of three reporting units: Embedded Power Base, Consumer and Embedded Computing. Embedded Power Base designs and manufactures application-specific and customized power conversion products for use by computing, storage, telecommunications, industrial and medical customers. Consumer creates customized power conversion products for use in specific Consumer-based end markets. Embedded Computing designs and manufactures customized microprocessor-based boards and systems.  The Embedded Computing reporting unit was sold on July 8, 2019 and is being reported as discontinued operations.  See Note 2 for more details.

On May 14, 2019, Advanced Energy Industries, Inc., a Delaware corporation, entered into a Stock Purchase Agreement with Artesyn Embedded Technologies, Inc., to acquire Artesyn’s Embedded Power Base business. The transaction closed on September 10, 2019.

Pontus Holdings, LLC (‘Pontus’) is a holding company formed as a joint venture of affiliates of Platinum Equity, LLC (‘Platinum’) and Emerson Electric Co. (‘Emerson’) to own the operating company Artesyn. In 2013, Emerson entered into a purchase agreement with Pontus JV Holdings, LLC (‘Pontus JV’), an affiliate of certain private equity investment vehicles sponsored by Platinum, for the sale of a 51 percent controlling interest in Artesyn (the ‘Transaction’). As part of the Transaction, Emerson received cash and a 49 percent noncontrolling interest in Pontus. As a result, Artesyn is a wholly owned subsidiary of Pontus, and Pontus is owned 51 percent by Pontus JV and 49 percent by Emerson.

Basis of Presentation

The consolidated financial statements are presented in U.S. dollars, with all intercompany transactions eliminated in consolidation. The functional currency for the majority of the non-U.S. subsidiaries is the U.S. dollar. Adjustments resulting from translating non-U.S. local functional currency financial statements into U.S. dollars are reflected in Accumulated other comprehensive loss.

Discontinued Operations

The results of operations for the Company’s Embedded Computing business have been classified as discontinued operations for all periods presented in the Consolidated Statement of Operations. Assets and liabilities subject to the sale of Embedded Computing have been classified as assets and liabilities held for sale for all periods presented in the Consolidated Balance Sheets.  Refer to Note 2 for additional information.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles (‘U.S. GAAP’) requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of amounts on deposit and highly liquid investments with original maturities of three months or less.

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

Trade Receivables, net

Trade receivables consist of balances due from customers, net of estimated allowances. The allowances include estimates based on historical experience and specific reserves in the case of known collection issues.  Trade receivables as of December 31, 2018 and 2017 include a related party amount of $2,271 and $2,648, respectively, due from affiliates of Emerson and Pontus JV (see Note 12).

Inventories

Inventories are valued at the lower of cost or net realizable value using the first-in, first-out method. The Company writes down its inventory for estimated obsolescence or unmarketable inventory in an amount equal to the difference between the cost of inventory and the estimated net realizable value based upon assumptions about future demand and market conditions.

Revenue Recognition

The Company recognizes revenue for the sale of manufactured products when title and risk of loss passes to the customer (generally when products are shipped), persuasive evidence of an arrangement exists, the sales price is fixed or determinable, and collection is reasonably assured. Reserves, based on historical experience, are made for anticipated returns of products and sales discounts at the time products are sold.

The Company also records revenue for services including primarily repair services, engineering services, technical support, and extended warranties. Revenues for repair and engineering services are recognized when the goods and services are provided, while technical support and extended warranties are generally amortized over the life of the applicable contract. The total amount of service revenue was $31,457, $22,801 and $14,001 for the years ended December 31, 2018, 2017 and 2016, respectively.  In some of these instances, the service arrangement is part of a multiple element sales arrangement. In these instances, the revenue assigned to each element is based on vendor-specific objective evidence, third-party evidence or a management estimate of the relative selling price. Revenue is recognized individually for delivered elements only if they have value to the customer on a stand-alone basis and the performance of the undelivered item is probable and substantially in the Company’s control, or the undelivered elements are inconsequential or perfunctory and there are no unsatisfied contingencies related to payment.  Generally, these multiple deliverables include services to support the related product revenue, contract duration is short-term, and cancellation, termination or refund provisions apply only in the event of contract breach and historically have not been invoked.

The Company records amounts billed to customers for shipping and handling fees in a sales transaction as revenue. Shipping and handling costs are included in Cost of sales.

The Company had one customer that represented 36.5%, 35.9% and 31.9% of consolidated Net sales for the years ended December 31, 2018, 2017 and 2016, respectively.  There were no other customers with sales exceeding 10.0% of consolidated Net sales in the respective periods.

Fair Value Measurements

Accounting Standards Codification (‘ASC’) 820, ‘Fair Value Measurements’, established a formal hierarchy and framework for measuring certain financial statement items at fair value, and expanded disclosures about fair value measurements and the reliability of valuation inputs. Under ASC 820, measurement assumes the transaction to sell an asset or transfer a liability occurs in the principal or at least the most advantageous market for that asset or liability. Within the hierarchy, Level 1 instruments use observable unadjusted market prices for the identical item in active markets and have the most reliable valuations. Level 2 instruments are valued based on quoted prices in markets that are not active, quoted prices for similar items in active markets, or market-observable inputs, including forward and spot prices, interest rates and volatilities. Level 3 instruments are valued using valuation techniques that require inputs that are both significant to the fair value measurement and not observable, such as company-developed future cash flow estimates, and are considered the least reliable.

The carrying value as of December 31, 2018 and 2017 approximates fair value for Cash and cash equivalents, Trade receivables, Revolving credit facility, and Trade accounts payable because of their short-term nature and generally negligible credit losses.

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

See Note 1, Foreign Currency Derivative Contracts, for the fair value of derivatives and Note 6 for the fair value of long-term debt.

Property, Plant and Equipment, net

The Company records investments in land, buildings and improvements, and machinery and equipment at cost. Depreciation on assets is calculated primarily using the straight-line method over the estimated useful lives of the assets. The estimated useful life of buildings is 25 to 35 years, leasehold improvements are amortized over the lesser of the economic life or the related lease term, while the estimated useful lives of machinery and equipment range from 5 to 15 years (see Note 4).

The Company assesses the recoverability of the carrying amount of property, plant and equipment when changes in circumstances indicate that the carrying amount may not be recoverable. If the carrying amount of the asset or asset group does not exceed its expected undiscounted cash flows, an impairment loss equal to the excess of carrying value over the estimated fair value of the asset or asset group would be recorded.

Goodwill

Assets and liabilities acquired in business combinations are accounted for using the acquisition method and recorded at their respective fair values. The excess of purchase price over identified tangible and intangible assets is recorded as goodwill (see Note 5). The goodwill represents intangible assets that do not qualify for separate recognition and other factors and substantially all goodwill is deductible for tax purposes. The Company conducts an annual impairment test of goodwill in the fourth quarter of the calendar year and between annual tests if events or circumstances indicate the fair value of a reporting unit may be less than its carrying value.

Intangible Assets

The Company’s identifiable intangible assets are subject to amortization (see Note 5). Identifiable intangible assets consist of intellectual property such as patented and unpatented technology, trademarks, and customer relationships, and are amortized on a straight-line basis over their estimated useful lives. Amortization of technology related intangible assets is included in Cost of sales, while trademark and customer relationship intangible amortization is included in Operating expenses. These intangible assets are also subject to an evaluation for potential impairment whenever events or circumstances indicate the carrying value may not be recoverable.

Product Warranties

Warranties vary by product line and generally extend for one to three years from the date of sale. Provisions for warranty are determined primarily based on historical warranty cost as a percentage of sales, adjusted for specific matters that may arise.

Interest Expense

Interest expense includes cash interest payments and debt related costs such as amortization of deferred financing costs. The Company amortizes deferred financing costs on a straight-line basis, which approximates the effective interest method.

Income Taxes

The Company files a consolidated U.S. federal income tax return and its income tax provision consists principally of federal, state and foreign income taxes. Current income tax liabilities and assets are recognized for the estimated taxes payable or refundable for the current income tax period. Deferred income tax assets and liabilities are recognized for the anticipated future tax consequences attributable to the temporary differences that exist between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The portion of any deferred income tax asset for which it is more likely than not that a tax benefit will not be realized is offset by recording a valuation allowance.  The future realization of the tax benefit of an existing temporary difference ultimately depends on the generation of future taxable income during the periods in which the temporary difference becomes deductible.

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

In making its assessment regarding the realizability of its deferred tax assets and the need for a valuation allowance, management makes judgments and estimates of future taxable income that may be available under the tax law to realize the related tax benefits, including scheduled reversals of existing taxable temporary differences, projected taxable income exclusive of temporary differences and tax planning strategies.

The Company recognizes the impact of an income tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position.  Measurement of the tax position’s effect on the income tax provision is based on the largest amount of benefit that is greater than 50 percent likely of being realized upon the ultimate settlement.  Differences between the amount of benefits taken, or expected to be taken, in the Company’s income tax returns and the amount of benefits recognized based on this evaluation and measurement of the related tax positions represent the unrecognized income tax benefit, which is reflected as a liability.

The Company includes interest and penalties related to unrecognized tax benefits as part of the income tax provision in the consolidated statement of operations.

The Company is indemnified by Emerson for income taxes prior to the Transaction.  The Company recorded a receivable from Emerson for any unrecognized tax benefits which relate to periods prior to the Transaction.  See Note 11 for further details on Income Taxes.

Research and Development

The Company conducts ongoing research and development in support of existing and new product introductions. Research and development costs were $49,475,  $55,130 and $59,469 for the years ended December 31, 2018, 2017 and 2016, respectively. Research and development costs are included in Operating expenses.

Foreign Currency Derivative Contracts

The Company enters into foreign currency forward derivative contracts as part of a program designed to mitigate the currency exchange rate risk exposure on selected transactions of certain foreign subsidiaries. Although contracts pursuant to this program will serve as an economic hedge of the cash flow of currency exchange risk exposure, they are not formally designated as hedge contracts or qualify for hedge accounting treatment. Accordingly, any change in the fair value of these derivative instruments during a period will be included in the determination of earnings for that period.

As of December 31, 2018 and 2017 there were no outstanding foreign currency forward derivative contracts.

The Company recognized $533,  $29 and $590 of net loss on settled foreign currency forward derivatives for the year ended December 31, 2018, 2017 and 2016, respectively, reflected in Cost of sales and Operating expenses.

Comprehensive Income (Loss)

Comprehensive income (loss) is composed of net (loss) income plus changes in foreign currency translation relating to subsidiaries that do not use the U.S. dollar as their functional currency and changes in the funded status of defined benefit pension plans and post-employment plans. As of December 31, 2018 and 2017, the Accumulated other comprehensive loss related to the net actuarial gain (loss) for defined benefit pension and post-employment plans was $1,708 and  $(898), respectively. Accumulated other comprehensive income related to foreign currency translation December 31, 2018, 2017 and 2016 was $0 for all periods.

New Accounting Standards Adopted

As mentioned above, the Company was acquired by Advanced Energy Industries, Inc., a publicly traded business on September 10, 2019. Because of this transaction, the Company is now considered a public business entity (‘PBE’) for financial reporting purposes. In order for these consolidated financial statements to be presented in accordance with U.S. GAAP, the Company must apply the Accounting Standard Updates (‘ASU’) applicable to PBE’s. The two ASU’s discussed below were adopted based on the adoption dates applicable to PBE’s.

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

In March 2017, the Financial Accounting Standards Board (‘FASB’) issued ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, that requires an employer to disaggregate the service cost component from the other components of net periodic cost (benefit) and report that component in the same line item as other compensation costs arising from services rendered by employees during the period. The other components of net periodic cost (benefit) are required to be presented in the statement of operations separately from the service cost component and outside of operating earnings. The amendment also allows for the service cost component of net periodic cost (benefit) to be eligible for capitalization when applicable. The amendments in this update are effective for public business entities for annual periods beginning after December 31, 2017, including interim periods within those annual periods. The guidance on the income statement presentation of the components of net periodic cost (benefit) must be applied retrospectively, while the guidance limiting the capitalization of net periodic cost (benefit) in assets to the service cost component must be applied prospectively. The Company adopted the standard as of January 1, 2018.

The Company elected to use, as a practical expedient, the amounts disclosed in its defined benefit plan footnote disclosure for the prior comparative period as the estimation basis for applying the retrospective presentation requirements. As a result of adopting ASU 2017-07, net periodic benefit income for the non-service cost components of $642, $553 and $899 was reclassified from Operating expense, to Other expense (income) for the years ended December 31, 2018, 2017 and 2016, respectively.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles – Goodwill and Other, that simplifies the accounting for goodwill impairment for all entities by requiring impairment charges to be based on the first step in the current two-step impairment test under ASC 350. Under current guidance, if the fair value of a reporting unit is lower than its carrying amount (Step 1), an entity calculates any impairment charge by comparing the implied fair value of goodwill with its carrying amount (Step 2). The implied fair value of goodwill is calculated by deducting the current fair value of all assets and liabilities of the reporting unit from the reporting unit’s fair value as determined in Step 1. Under ASU No. 2017-04, if a reporting unit’s carrying amount exceeds its fair value, an entity will record an impairment charge based on that difference. The impairment charge will be limited to the amount of goodwill allocated to that reporting unit. The guidance is effective for fiscal years beginning after December 15, 2019, and early adoption is permitted for annual and interim goodwill impairment testing dates after January 1, 2017. The guidance must be applied prospectively. The Company adopted the standard as of January 1, 2019. The effects of this standard did not have a material impact on the Company’s financial statements for the periods presented.

New Accounting Standards Not Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases, that intends to improve financial reporting for leasing transactions. The ASU requires organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. For lessors, the guidance modifies the classification criteria and the accounting for sales-type and direct financing leases. The guidance is effective for fiscal years beginning after December 15, 2019, and for interim periods within fiscal years beginning after December 15, 2020, and early adoption is permitted. The Company plans to adopt this ASU on January 1, 2020. The Company’s evaluation of this standard is currently ongoing and therefore, the effects of this standard on the Company’s financial position, results of operations and cash flows are not yet known.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most current revenue recognition guidance. The standard is effective for annual periods beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Company adopted the standard as of January 1, 2019 for annual reporting period and plans to adopt January 1, 2020 for interim reporting periods. The Company’s evaluation of this standard is currently ongoing and therefore, the effects of this standard on the Company’s financial position, results of operations and cash flows are not yet known.

2     DISCONTINUED OPERATIONS

On July 8, 2019, the Company entered into and completed a sale of the equity interests of the Embedded Computing reporting unit for approximately $80,000 to SMART Global Holdings, Inc. The agreement also contains a contingent earn-out payment

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

of up to $10,000. The business is considered to be discontinued operations as of June 30, 2019 and is reported as such for all periods presented.

A summary of the results for discontinued operations included in the Condensed Consolidated Statements of Operations follows:

	Years ended December 31,
	2018	2017	2016

Net sales	$96,668	$105,199	$135,831
Cost of sales	58,838	67,564	83,951
Gross profit	37,830	37,635	51,880
Operating expenses	24,871	24,618	37,130
Restructuring expense (income)	1,828	(170)	2,108
Operating income	11,131	13,187	12,642
Other expense
Other expense, net	20	221	277
Intercompany service expense	6,805	21,111	19,357
Income (loss) from discontinued operations before income taxes	4,306	(8,145)	(6,992)
Income tax provision	137	526	967
Income (loss) from discontinued operations	$4,169	$(8,671)	$(7,959)

A summary of the carrying amounts of the discontinued opearations’  major assets and liabilities, which were classified as current and long-term assets and liabilities held for sale in the Consolidated Balance Sheets follows:

	December 31,
	2018	2017
ASSETS
Cash and cash equivalents	$52	$9
Trade receivables, less allowances of $50 for both 2018 and 2017, respectively	14,803	16,568
Inventories	14,737	16,388
Prepaid expenses and other current assets	970	2,726
Total current assets	30,562	35,691
Property, plant and equipment, net	2,412	4,382
Goodwill	26,909	26,909
Intangible assets, net	10,943	13,923
Other long-term assets	7,200	32
Total assets held for sale	$78,026	$80,937

LIABILITIES
Trade accounts payable	$12,763	$13,692
Accrued expenses	3,080	5,800
Accrued employee related benefits	2,146	1,783
Deferred income taxes	200	-
Other long-term liabilities	-	1,049
Total liabilities held for sale	$18,189	$22,324

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

A summary of the cash flows from discontinued operations are as follows:

	Years ended December 31,
	2018	2017	2016
Net cash provided by (used in) operating activities	$174	$(1,368)	$1,670
Net cash (used in) investing activities	(131)	(498)	(973)
Net cash provided by (used in) financing activities	-	-	-
Change in cash and cash equivalents from discontinued operations	$43	$(1,866)	$697

3     INVENTORIES

Inventory consists of the following:

	December 31,
	2018	2017
Raw materials	$88,609	$68,494
Work-in-process	4,859	4,760
Finished products	89,440	86,544
Inventories	$182,908	$159,798

4     PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net consists of the following:

	December 31,
	2018	2017
Buildings and improvements	$41,675	$37,477
Machinery and equipment	176,095	137,115
Construction in progress	1,550	1,731
Subtotal	219,320	176,323
Less: Accumulated depreciation	(124,155)	(100,152)
Property, plant and equipment, net	$95,165	$76,171

Depreciation expense was $30,449, $30,397 and $32,407 for the years ended December 31, 2018, 2017 and 2016, respectively.

5     GOODWILL AND OTHER INTANGIBLE ASSETS, NET

In 2018, the Company segregated its Embedded Power reporting unit into two reporting units; Embedded Power Base and Consumer. The change was driven by an update to the reporting structure of the business. As part of the implementation, Goodwill and Intangible Assets were split into these reporting units using the original purchase allocation methodology. For 2018 the Company evaluated the Embedded Power Base and Consumer reporting units goodwill based on a qualitative assessment as permitted under ASC 350, ‘Intangibles – Goodwill and Other’, and concluded it was not more likely than not that the fair values were less than the carrying amounts.  The qualitative assessments included assumptions about cash flows and fair values that by their nature were subject to uncertainty. These judgments were based on management’s best estimates.

For both 2017 and 2016, the Company evaluated the Embedded Power reporting unit goodwill based on a qualitative assessment and concluded it was not more likely than not that the fair value was less than the carrying amount.

As of December 31, 2018,  and 2017 the Company’s goodwill was $8,552.

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

The gross carrying amount and accumulated amortization of other intangible assets by major class are as follows:

	Wtd.	December 31, 2018		December 31, 2017
	Average	Gross	Accumulated	Gross	Accumulated
	Life (Yrs.)	Intangibles	Amortization	Intangibles	Amortization
Trademarks	5	$4,300	$(4,300)	$4,300	$(3,512)
Technology	7.9	20,200	(13,690)	20,200	(11,054)
Customer relationships	11.9	36,700	(15,436)	36,700	(12,400)
		$61,200	$(33,426)	$61,200	$(26,966)

Intangible assets, net			$27,774		$34,234

Total intangible asset amortization expense was $6,460, $6,604 and $6,604 for the years ended December 31, 2018, 2017 and 2016, respectively.

Estimated amortization of intangible assets for the next five years is as follows:

2019	$4,884
2020	4,812
2021	4,027
2022	4,027
2023	3,797

6     BORROWING ARRANGEMENTS

The Company had the following outstanding borrowings:

	December 31,
	2018	2017
Revolving credit facility	$77,674	$34,791
Senior secured notes, gross	$233,000	233,000
Less: Deferred financing fees	(4,748)	(7,399)
Senior secured notes, net	$228,252	$225,601

Revolving Credit Facility

The Company has a senior secured asset-based revolving credit facility (the ‘Credit Facility’) commitment of $115,000. The Credit Facility maturity date is the earlier of November 22, 2022 and the date that is 181 days prior to the maturity of the Senior Secured Notes. As of December 31, 2018, the commitment was comprised of a United States commitment of $50,000 (the ‘U.S. Subfacility’) and a Hong Kong commitment of $65,000 (the ‘Hong Kong Subfacility’). These subfacility allocations can be changed with the approval of the lender under the Credit Facility up to four times in any fiscal year. Interest is payable monthly on any outstanding borrowings. Borrowings under the Credit Facility bear interest at the Company’s option of either (i) base rate plus a margin of 0.75% to 2.25% or (ii) LIBOR plus a margin of 1.75% to 2.25%. The applicable margins in these ranges are based on the aggregate average unused availability under the revolving credit facility. The Company also pays a variable fee (0.375%-0.50%) depending on the unused availability of the Credit Facility. The maximum available borrowing under the Credit Facility is determined in accordance with an asset-based formula. The Credit Facility is secured by certain accounts receivable and certain inventory and contains customary affirmative and negative covenants for credit facilities of this type, including, but not limited to limitations on the incurrence of indebtedness, capital expenditures, asset dispositions, acquisitions, investments, dividends and other restricted payments, liens and transactions with affiliates.

Outstanding borrowings under the Credit Facility as of December 31, 2018, and 2017 were $77,674,  and $34,791, respectively, which is classified as Current liabilities based on the Company’s intent to repay the amount outstanding within the next twelve

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

months. The weighted average interest rate was 5.2% and 4.5% as of December 31, 2018 and 2017, respectively. Outstanding letters of credit totaled $770 and $414 at December 31, 2018, and 2017, respectively. Available borrowings based on the asset-based formula were $37,382,  and $80,209 at December 31, 2018 and 2017,  respectively.

Financing fees related to the Credit Facility are included in Prepaid expenses and other current assets and Other assets and are being amortized on a straight-line basis over the life of the borrowing arrangement.

The Credit Facility was paid-off as of the close of Embeded Power transaction in September 2019.

Senior Secured Notes

In 2013, a predecessor-in-interest to Artesyn issued $250,000 of 9.75% Senior Secured Notes due October 15, 2020 (the “Notes”). Prior to 2017, a total of $17,000 of outstanding Notes were repurchased.

Artesyn pays interest on the Notes semi-annually in arrears on April 15 and October 15. The Notes contain covenants that limit the Company’s ability to take certain actions, including, but not limited to limitations on the incurrence of indebtedness, asset dispositions, acquisitions, investments, dividends, and other restricted payments, liens and transactions with affiliates.

Artesyn has the option to redeem some or all of the Notes at any time at the redemption prices and conditions as set forth in the offering memorandum. The Notes had an estimated fair value of $217,273,  and $230,600 as of December 31, 2018 and 2017, respectively, based on the last trade date of the period, which is a Level 2 measurement.

Financing fees are being amortized on a straight-line basis over the life of the respective Notes, which approximates the effective interest method.

As of December 31, 2018, total borrowings of $310,674 have contractual maturities in 2020.

The Notes were paid-off as of the close of Embeded Power Base transaction in Sepember 2019.

7     WARRANTY RESERVES

Warranty reserves, included within Accrued expenses, were:

	December 31,
	2018	2017

Beginning balance	$2,732	$3,945
Warranty provision expense	2,723	2,059
Costs incurred	(2,683)	(3,309)
Ending balance	$2,772	$2,695

Warranty expense was $2,723, $2,059, and $4,575 for the years ended December 31, 2018, 2017 and 2016, respectively.

8     RESTRUCTURING EXPENSE

Restructuring expenses result from individual actions implemented across the Company and include costs for closing facilities and other costs resulting from asset redeployment decisions and headcount reductions. Severance and benefits expense consists of employee separation benefits, outplacement services and legal fees. Vacant facility and other shutdown costs are comprised of expenses for lease costs, stay bonuses, costs of moving fixed assets, security, maintenance, and utilities.

Restructuring expenses of $7,528,  $20,625 and $10,538 were incurred for the years ended December 31, 2018, 2017 and 2016, respectively.

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

The changes in the liability for restructuring, included in Accrued expenses, are as follows:

	January 1,	Restructuring		December 31,
	2018	Charges	Cash Paid	2018

Severance and benefits	$1,239	$7,304	$8,211	$332
Vacant facility and other shutdown costs	3,310	224	$1,391	2,143
Start-up and moving costs	-	-	-	-
Total	$4,549	$7,528	$9,602	$2,475

	January 1,	Restructuring		December 31,
	2017	Charges	Cash Paid	2017

Severance and benefits	$660	$14,435	$13,856	$1,239
Vacant facility and other shutdown costs	914	6,167	3,771	3,310
Start-up and moving costs	-	23	-	-
Total	$1,574	$20,625	$17,627	$4,549

9     OTHER (INCOME) EXPENSE, NET

Other (income) expense, net consists primarily of:

	December 31,
	2018	2017	2016

Emerson tax indemnity	$75	$(21)	$404
Foreign exchange (gain) loss	(707)	2,440	78
Gain on repurchase of Notes	-	-	(760)
Recovery of bad debt writeoff	(212)	(24)	(409)
Gain on fixed asset disposal	(180)	(245)	(228)
Intercompany services income	(7,023)	(22,219)	(19,447)
Miscellaneous deductions and (income)	620	(1,722)	(490)
Non-service pension costs, net	642	553	899
Other	(731)	1,467	25
Total	$(7,516)	$(19,771)	$(19,928)

10     EMPLOYEE BENEFIT PLANS AND OTHER POST-EMPLOYMENT PLANS

Defined Contribution Plans

Most of the Company’s U.S. employees are participants in defined contribution plans, including 401(k), profit-sharing and other savings plans. Many foreign employees are covered by government sponsored plans in the countries where they are employed.   Other foreign employees and domestic employees are participants in defined contribution plans where the Company provides an agreed upon matching contribution. Contributions to all defined contribution plans were $7,613,  $8,062 and $8,359 in the years ended December 31, 2018, 2017 and 2016, respectively.

Participation Plan

Artesyn has adopted the Amended and Restated 2014 Participation Plan (the ‘Plan’), under which participants may be entitled to receive compensation upon the occurrence of certain qualifying events. The Plan may be modified at any point before a qualifying event. As of December 31, 2018, no qualifying events have occurred or are probable of occurring.

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

Defined Benefit Plans

The Company has statutorily-mandated defined benefit pension plans in Germany and the Philippines, which are generally unfunded. The German defined benefit pension plan has certain assets invested with an insurance provider. These assets had a fair value of $104 and $105 at December 31, 2018 and 2017, respectively, which are Level 3 measurements.

The Company’s projected benefit obligation (‘PBO’) and plan assets for defined benefit pension plans at December 31, 2018 and 2017 and the related assumptions used to determine the related liabilities are as follows:

	December 31,
	2018	2017
Change in projected benefit obligation:
Obligation at beginning of period	$(39,048)	$(33,787)
Service cost	(776)	(1,200)
Interest cost	(1,103)	(1,081)
Curtailment gain	413	562
Actuarial gain (loss)	1,110	(898)
Benefits paid	115	125
Foreign currency translation	1,805	(2,769)
Obligation at end of period	(37,484)	(39,048)

Change in fair value of plan assets:
Fair value at beginning of period	$105	$90
Actual return on plan assets	3	4
Contributions to plans	-	-
Foreign currency translation	(4)	11
Fair value at end of period	104	105
Funded status	$(37,380)	$(38,943)

	2018	2017
Assumptions used to determine the ending PBO:
Weighted average discount rate	3.70%	3.00%
Expected long-term rate of return on assets	4.50%	4.50%

The discount rates are determined based on the timing and amount of benefits expected to be paid as matched to the rates of a theoretical bond portfolio yield curve.

The accumulated benefit obligation for all defined benefit pension plans was $31,492 and $33,585 at December 31, 2018 and 2017, respectively. The accumulated benefit obligation exceeded plan assets for all pension plans as of December 31, 2018 and 2017.

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

Net periodic pension benefit cost and net actuarial loss recognized in Other comprehensive income (loss) (‘OCI’) are as follows:

	Years ended December 31,
	2018	2017	2016
Service cost	$776	$1,200	$1,601
Interest cost	1,103	1,081	1,121
Expected return on plan assets	(5)	(4)	(4)
Amortization of net actuarial (gain) loss	(43)	38	117
Curtailment gain	(413)	(562)	(335)
Net periodic benefit cost	$1,418	$1,753	$2,500

Change in periodic benefit cost recognized in OCI, net
Net actuarial (gain) loss gain	(43)	38	117
Net periodic benefit cost recognized in OCI, net	$(43)	$38	$117

The following weighted average assumptions were used to determine net periodic pension cost:

	Years ended December 31,
	2018	2017	2016

Discount rate	3.0%	3.0%	3.3%
Expected long-term rate of return on assets	4.5%	4.5%	4.5%

The net actuarial income for the defined benefit plans that will be amortized from Accumulated other comprehensive loss into net periodic benefit cost for 2019 is $73. Amortization is calculated over the average remaining service period of participating employees.

The Company contributed $115 and $125 to its defined benefit pension plans in 2018 and 2017, respectively, and estimates that in 2019 contributions to the defined benefit pension plans will be immaterial.

The following future pension benefits are expected to be paid:

2019	$290
2020	1,249
2021	855
2022	709
2023	724
Thereafter	$8,798

Post-Employment Plan

The Company also has a post-employment plan covering healthcare related costs for a limited number of employees in Canada.  The post-employment plan is unfunded. For the years ended December 31, 2018 and 2017, contributions and benefits paid were $8 and $4, respectively. At December 31, 2018 and 2017, the plan liability of $307 and $517, respectively, is included in Other liabilities.

For the 2018 and 2017 valuation, the plan used eight percent for the initial health care cost trend rate, and four percent for the initial dental care cost trend rate. The long-term cost trend rates were five percent for health care and four percent for dental care for the 2018 and 2017 valuation. A one percent increase in the trend rates would increase the liability by $48 and $81, while a one percent decrease in the trend rates would lower the liability by $43 and $73 as of December 31, 2018 and 2017, respectively.

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

11     INCOME TAXES

The Company is subject to taxation in the United States and various state and foreign jurisdictions.

The loss before income taxes is:

	Years ended December 31,
	2018	2017	2016
U.S.	$(13,171)	$(28,622)	$(14,128)
Foreign	(7,061)	2,331	9,769
	$(20,232)	$(26,291)	$(4,359)

The components of the income tax provision are as follows:

	Years ended December 31,
	2018	2017	2016
Current:
Federal	$-	$(38)	$-
State	44	14	21
Foreign	5,752	7,763	9,881
Total current	5,796	7,739	9,902
Deferred:
Federal	-	-	-
State	-	-	-
Foreign	2,032	6,333	1,454
Total deferred	2,032	6,333	1,454
Total	$7,828	$14,072	$11,356

A reconciliation of the Income tax provision at the U.S. federal statutory rate of 21%, 34% and 34% for the years ended December 31, 2018, 2017, and 2016, respectively, to the effective income tax rate is shown in the table below:

	Year ended December 31,
	2018	2017	2016
Loss before income taxes	$(20,232)	$(26,291)	$(4,359)
Federal tax at statutory rate	(4,249)	(8,654)	(1,482)
State taxes	2	(268)	(174)
Tax Cuts and Jobs Act transition	-	(27,792)	-
Tax credit generation	(524)	(585)	(588)
Other permanent items	(633)	131	844
Excess basis adjustment	3,295	-	-
Foreign bonus	312	-	489
Loss on sale	-	(1,003)	(1,003)
GAAP to STAT	552	(1,546)	194
Engineering subsidy	-	-	(216)
Goodwill impairment	-	1,175	-
Non-deductible expenses	740	721	820
Foreign tax adjustment	-	-	(123)
Foreign tax rate differential	3,164	8,824	8,789
Return to provision adjustment	871	(2,568)	316
Tax rate change	(182)	(198)	880
Uncertain tax positions	1,915	540	(200)
Exempt income/expense	4,129	4,241	3,611
Foreign reorganization	(829)	-	430
Valuation allowance	(835)	40,490	(1,433)
Other	100	564	202
Income tax provision	$7,828	$14,072	11,356

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and (liabilities) are as follows:

	Year ended December 31,
	2018	2017
Deferred tax assets:
Net operating loss and tax credits	$28,854	$31,852
Pension	4,988	5,167
Inventory	494	395
Accrued payroll	990	505
Accrued warranty	155	164
Interest expense limitation	2,773	1,133
Total deferred tax assets	38,254	39,216
Deferred tax liabilities:
Unremited foreign earnings	(9,652)	(8,564)
Goodwill	-	(1,186)
Intangible assets	(1,944)	(2,185)
Other	(427)	-
Total deferred tax liailities	(12,023)	(11,935)
Net deferred tax assets	26,231	27,281
Less: Valuation allowance	(37,425)	(38,173)
Deferred income taxes	$(11,194)	$(10,892)

Due to uncertainties surrounding the Company’s ability to generate future taxable income to realize the total deferred tax assets, a valuation allowance has been recorded against these assets (with the exception of deferred tax assets at certain foreign subsidiaries), as management cannot conclude that it is more likely than not that these assets will be realized.

The Company analyzes filing positions in all of the federal, state and foreign jurisdictions where it is required to file income tax returns, and all open tax years in these jurisdictions to determine if there are any uncertain tax positions on its tax returns. As of December 31, 2018, unrecognized tax benefits primarily relate to transfer pricing, research and development credits and taxation of certain types of income. The Company is currently subject to examination by taxing authorities in certain countries. The Company anticipates its unrecognized tax benefits may increase or decrease within twelve months of the reporting date as tax audits or reviews are initiated or settled. However, it is not currently reasonably possible to estimate the range of change.

The following table summarizes the unrecognized tax benefits excluding interest and penalties:

	Year ended December 31,
	2018	2017	2016
Uncertain tax positions:
Balance at beginning or period	$4,476	$4,021	$1,508
Increases due to positions taken in the current year	2,251	678	2,761
Reductions due to positions taken in a prior year	(487)	(90)	-
Reversals due to lapse of statute of limitations	-	(133)	(248)
	$6,240	$4,476	$4,021

The Company changed the reserve for unrecognized tax benefits by $283, $99 and $58 related to interest for the years ended December 31, 2018,  2017 and 2016, respectively. As of December 31, 2018,  2017 and 2016, the Company had outstanding interest and penalties related to uncertain tax positions of $1,738, $1,455 and $1,374, respectively.

Of the Company’s total unrecognized tax benefits for 2018 of $6,240, $3,907 would impact the annual effective tax rate if recognized. For the remaining unrecognized tax benefits, the Company recorded an indemnity receivable of $2,271, included

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

in Other assets, against a substantial portion of the liability and the remaining $605 is offset against the related deferred tax assets.

The Company is no longer subject to examination for years prior to fiscal 2015 for federal purposes, years prior to fiscal 2014 for major state jurisdictions, and years prior to fiscal 2006 for major foreign jurisdictions. Tax years prior to the Transaction are the responsibility of Emerson as the Company is fully indemnified for taxes prior to the acquisition.

At December 31, 2018 the Company had approximately $6,179 federal, $56,417 state and $96,737 foreign net operating loss carryforwards ('NOL'). The federal NOL carryforwards will expire beginning in 2032 and certain state NOL carryforwards will expire beginning in 2023. The foreign losses are primarily attributable to Austria and Hong Kong, which both have an indefinite carryforward period. Pursuant to Sections 382 and 383 of the Internal Revenue Code, and similar statutes in foreign jurisdictions, the utilization of NOLs and other tax attributes may be subject to substantial limitations if certain ownership changes occur.  These ownership changes may also limit the amount of NOL and research and development credit carryforwards that can be utilized annually to offset future taxable income and income tax, respectively.

At December 31, 2018, the Company had federal tax credit carryforwards of $1,521 and state tax credit carryforwards of $1,953. The Company's federal tax credit carryforwards will begin to expire in 2033, and the state credit carryforwards will begin to expire in 2028.

The Tax Cuts and Jobs Act (the ‘Act’) was enacted on December, 22 2017. The Act includes a number of changes in existing tax law impacting businesses. One of the most significant changes is a permanent reduction in the corporate income tax rate from 34% to 21%, effective January 1, 2018. Under U.S. GAAP, deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. As a result of the reduction in the corporate income tax rate to 21% and other changes under the Act that impact timing differences, the Company revalued its net deferred tax assets as of December 31, 2017. The Act also repealed the corporate alternative minimum taxe  (‘AMT’) for tax years beginning after December 31, 2017, and provides that existing AMT credit carryovers are refundable in tax years beginning after December 31, 2017. The Company has approximately $38 of AMT credit carryovers that are expected to be fully refunded between 2019 and 2022.

The Act also required companies to pay a one-time transition tax on earnings of certain foreign subsidiaries that were previously tax deferred and created new taxes on certain foreign sourced earnings. Due to a net operating loss position for U.S. tax purposes, we did not incur a tax liability for the deemed U.S. tax repatriation of our foreign earnings. Additionally, a tax on certain foreign earnings in excess of 10 percent of the foreign subsidiaries tangible assets (i.e., global intangible low-taxed income or 'GILTI') became effective during the current tax year. The calculation of GILTI did not result in an inclusion for the current year. We are electing to treat the GILTI tax as a period expense.

The tax effects of the Act were accounted for during the year ended December 31, 2017 using provisional amounts as permitted under SAB 118. During the quarter ended December 31, 2018, the Company finalized the accounting for the tax effects with respect to the Act with the largest adjustment relating to the mandatory transition tax ('MTT').

The change in the provisional estimate primarily relates to revisions to post 1986 earnings and profits finalized during 2018 and changes to methodology based on additional guidance received from the taxing authorities. The total MTT of $13,155 was offset by the existing net operating loss carryforward and since there was a valuation allowance set up for the net operating loss carryforward, the valuation allowance decreased by the same amount.

12     RELATED PARTY TRANSACTIONS

Artesyn has a Corporate Advisory Services Agreement with Platinum Equity Advisors, LLC (‘Advisor’, an affiliate of Platinum Equity), Emerson and Pontus JV pursuant to which Advisor and Emerson will provide general business advice and other services as requested by the Company. In exchange for the services, the Company pays an advisory fee of up to $5,000 per calendar year, with 80% of any such fees going to Advisor and 20% of any such fees going to Emerson, plus up to $75 of reimbursement of expense per calendar year going to each Advisor and Emerson.

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

Emerson indemnity tax income arose from the Platinum’s acquisition of Artesyn whereby the seller, Emerson, indemnifies Artesyn for tax positions taken prior to the Transaction.

The Company has sales to Emerson and certain affiliates of Pontus JV and also a Transition Services Agreement with Emerson for certain freight services.

Related party transactions reported in the financial statements include the following:

	Years ended December 31,
	2018	2017	2016	Amounts included in:
Related party sales to affiliates	$15,230	$14,291	$12,705	Net sales
Corporate advisory fees and expenses to Advisor and Emerson	5,043	5,026	5,057	Operating expenses
Transition services paid to Emerson	751	922	1,212	Cost of sales and Operating expenses

As of December 31, 2018  and 2017,  related party items reported in the balance sheet as a component of Trade receivables, Trade accounts payable, and Other assets,  respectively, include the following:

	December 31,
	2018	2017
Related party Trade receivables	$2,271	$2,648
Related party Accounts payable	511	151
Related party Tax indemnification receivable	2,264	2,372

13     OPERATING LEASES

Rent expense was $13,127, $12,758 and $12,808 for the years ended December 31, 2018, 2017 and 2016, respectively.  Future minimum rentals under non-cancelable operating leases as of December 31, 2018 are:

2019	$15,946
2020	11,395
2021	9,558
2022	6,878
2023	5,669
Thereafter	42,339
$91,785

14     COMMITMENTS AND CONTINGENCIES

At December 31, 2018, there were no known contingent liabilities that management believes will be material in relation to the consolidated financial statements, nor were there any material commitments outside the normal course of business.

Outstanding purchase commitments, primarily related to inventory, as of December 31, 2018 are:

2019	$101,729
2020	287
2021	157
$102,173

ARTESYN EMBEDDED TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

15     SUBSEQUENT EVENTS

On March 22, 2019, the Company amended its Credit Facility to increase the Revolving Commitments to $145,000. The Amendment increases the U.S. Subfacility from $50,000 to $80,000, while the Hong Kong Subfacility commitment remained at $65,000.

The Company initially evaluated subsequent events through March 26, 2019, which was the date the consolidated financial statements were originally available to be issued, and determined any event or transactions occurring during the period that would require recognition or disclosure are appropriately addressed in these consolidated financial statements.

The Company evaluated subsequent events through November 21, 2019, which is the date these reissued consolidated financial statements were available to be issued.